UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	September 12, 2011

Ener1, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 40, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(212) 920-3500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2011, Ener1, Inc. (the “Company”) and Bzinfin S.A. (“Bzinfin”) entered into an amendment (the “Amendment”) to the Line of Credit Agreement dated June 29, 2011 (the “LOC Agreement”).  Under the LOC Agreement, Bzinfin established a line of credit for the Company in the aggregate principal amount of $15,000,000, of which approximately $11,241,000 has been borrowed by the Company.  Please see our Form 8-K dated June 29, 2011 for more information regarding the LOC Agreement.

Under the terms of the Amendment, the maturity date for the repayment of all advances under the LOC Agreement and all unpaid accrued interest thereon was extended to July 2, 2013, and the interest rate at which all outstanding advances will bear interest from and after September 12, 2011 was increased to 15% per year.

All interest accrued on the outstanding advances through and including September 12, 2011 and accruing thereafter prior to the maturity date is payable on a quarterly basis.  Bzinfin, however, is subject to a subordination agreement, and so long as such agreement is in effect, quarterly interest payments may only be made in shares of our common stock to the extent requested by Bzinfin and permitted under such subordination agreement.  Stock payments will be valued at the greater of the closing price and book value of our common stock on the trading day immediately preceding the applicable interest payment date.  If any quarterly interest payment is not made, then such amounts will be added to the principal of the outstanding advances and continue to accrue interest until paid in full.

If Bzinfin elects to convert any indebtedness into our common stock in accordance with the LOC Agreement, then they will be entitled to receive a “make-whole” premium on the amount so converted.  That is, the amount being converted (and therefore the shares received upon conversion) will be increased by an amount equal to the additional interest that would have accrued on the indebtedness being converted if held through maturity.

Finally, the Company is not permitted to draw down any additional advances under the LOC Agreement.

The above description of the Amendment is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 1.1, and which is hereby incorporated by reference.

Bzinfin is the sole owner of Ener1 Group, Inc. (“Ener1 Group”), our largest shareholder.  Bzinfin and Ener1 Group collectively own approximately 41.3% of our outstanding common stock and, with warrants and convertible securities, beneficially own approximately 51.7% of our common shares on a fully diluted basis as of September 15, 2011. Bzinfin is controlled by Boris Zingarevich, who is a director of Ener1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1.1 Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

September 16, 2011	By:	/s/ Charles Gassenheimer

Name: Charles Gassenheimer
Title: Chief Executive Officer, Chairman

Exhibit Index

Exhibit No.	Description

1.1	Amendment.